Exhibit 99.1
FOR IMMEDIATE RELEASE
WHITE ELECTRONIC DESIGNS AND SHAREHOLDER GROUP REACH AGREEMENT
Shareholder Group Designees Brian Kahn and Melvin Keating
Will Be Added to WEDC’s Board of Directors
Shareholder Group Agrees to Support Board’s Candidates at 2009 Annual Meeting
PHOENIX, February 4, 2009 – White Electronic Designs Corporation (Nasdaq: WEDC) and a shareholder group (“Shareholder Group”), including Wynnefield Capital, Inc. and its affiliates, and Caiman Partners L.P. and its affiliates, today announced that they have entered into an agreement.
Under the terms of the agreement, the Company will expand its Board from five directors to seven directors, and will include two of the Shareholder Group’s designees. It is anticipated that the two newly appointed directors – Brian Kahn, founder and investment manager of Caiman Partners L.P., and Melvin L. Keating, former President and Chief Executive Officer of Alliance Semiconductor Corp. – will be added to the Board’s committees as follows: (i) Mr. Kahn will be appointed to the Board’s Strategic Alternatives Committee, which is overseeing the Company’s ongoing review of a wide range of strategic alternatives to enhance shareholder value, and it is anticipated that he will also join the Corporate Governance and Nominating Committee; and (ii) one of the Shareholder Group’s designees will join each of the Board’s other standing Committees. The appointments will be effective promptly following the satisfactory completion of the Corporate Governance and Nominating Committee’s background checks of the two individuals and the Board’s annual independence determinations (which the Company expects to complete by Friday, February 6, 2009).
Among other things, the agreement provides that at the Company’s 2009 Annual Meeting of Shareholders, the White Electronic Designs Board will seek shareholder approval to amend its charter to enable shareholders representing more than 50% of the Company’s outstanding shares to amend the Company’s bylaws. The Company will also amend its bylaws to provide that shareholders representing at least 30% of the Company’s outstanding shares may call a Special Meeting of the Company’s shareholders. Furthermore, the Board’s Compensation Committee has agreed to examine and consider the use of performance-based criteria with respect to future equity awards and grants.
In connection with the agreement, the Shareholder Group has agreed to terminate its proxy solicitation, withdraw its proposed slate of director nominees at the 2009 Annual Meeting of Shareholders, and vote all of its shares in favor of all of the Board’s director nominees at the 2009 Annual Meeting of Shareholders. The Shareholder Group also agreed to certain standstill provisions until the 2010 Annual Meeting of Shareholders. The Shareholder Group intends to file an amendment to its schedule Form 13-D, terminating its status as a group promptly following the appointment of its designees to the Board, expected on February 6, 2009. The agreement also permits each of the members of the Shareholder Group to acquire up to 9.9% of the then outstanding shares of the Company’s Common Stock. Currently, the Shareholder Group in the aggregate owns approximately 9.8% of the Company’s outstanding shares.
“On behalf of our Board, we are pleased to welcome Brian Kahn and Mel Keating to the White Electronic Designs Board,” said Edward A. White, Chairman of the Board. “Brian is a savvy investor who we expect will bring to our Board a depth of experience through his investments in the defense and manufacturing industries.  We also anticipate that Mel’s substantial experience in the semiconductor industry and considerable expertise in finance will prove valuable as we continue to drive growth and strengthen the business. We look forward to working closely with Brian and Mel and benefiting from their perspectives.
“We are also pleased that this matter has been resolved in a manner that we believe serves the best interests of all White Electronic Designs shareholders. The charter and bylaw amendments we announced today, coupled with the addition of these two highly-qualified individuals, demonstrates our Board’s continuing commitment to consider and implement initiatives that benefit our shareholders,” added Mr. White.
About Brian Kahn
Mr. Kahn founded and has served as the investment manager of Caiman Partners L.P. (“Caiman”) and the managing member of the general partner of Caiman’s general partner, Caiman Capital GP, L.P., since their inception in August 2003. Mr. Kahn founded and has served as the investment manager of Kahn Capital Management, LLC (“KCM”) since 1998. Caiman and KCM focus on public and private market investments in consumer, manufacturing, and defense industries. Mr. Kahn received his B.A. cum laude in Economics from Harvard University in 1996.
About Melvin L. Keating
Mr. Keating served as the President and Chief Executive Officer of Alliance Semiconductor Corp., a worldwide manufacturer and seller of semiconductors, from December 2005 to September 2008 and a Special Consultant to Alliance from October 2005 to December 2005. From April 2004 to September 2005, Mr. Keating served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare software company. Mr. Keating was employed as a strategy consultant for Warburg Pincus Equity Partners (“Warburg”), from 1997 to 2004, providing acquisition and investment target analysis and transactional advice while also serving on the Board of directors and chairing the audit committee of Price Legacy, a public REIT principally owned by Warburg. Mr. Keating is currently a director of LCC International Inc., (“LCC”) and serves on LCC’s audit and compensation committees and as chairperson of its finance committee. Mr. Keating earned his B.A. degree in History of Art from Rutgers University in 1967 and received both his M.S. degree in Accounting and his M.B.A degree in Finance from the Wharton School at the University of Pennsylvania in 1968 and 1970, respectively.
About White Electronic Designs Corporation
White Electronic Designs (Nasdaq: WEDC) delivers sophisticated multi-chip semiconductor packages, high-efficiency memory devices and build-to-print electromechanical assemblies for defense and aerospace applications. The ability to address the unique size, performance and quality requirements for technology creators in the defense market has established White Electronic Designs as a customer-focused solutions provider. Capabilities include design, manufacturing and obsolescence management for advanced embedded component solutions, including die stacking and secure microelectronics, as well as complex circuit card assembly services. To learn more about us, visit our website at http://www.whiteedc.com.
About the Shareholder Group
The Shareholder Group includes Wynnefield Capital, Inc. and its affiliates, and Caiman Partners L.P. and its affiliates. Wynnefield is a long-term shareholder in White Electronics, holding approximately 6.3% of the Company’s outstanding common stock, and is currently the Company’s third-largest shareholder. Established in 1992, Wynnefield Capital, Inc. is a value investor specializing in U.S. small cap situations that have company- or industry-specific catalysts. Caiman and its affiliates hold approximately 3.5% of the Company’s common shares. Founded in 2003, Caiman focuses on public and private market investments in the consumer, manufacturing, and defense industries.

Cautionary Statement
This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words, “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Specific forward looking statements in this press release include statements regarding anticipated conclusion and results of the pending background checks and independence determinations of Messrs. Kahn and Keating, and the expected benefits of such candidates contributions to the Board. These statements are subject to risks and uncertainties some of which we are not able to identify at this time. Additionally, other factors that could materially and unexpectedly affect the Company’s results are set forth in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this press release, or to reflect the occurrence of unanticipated events.

White Electronic Designs Contacts:	Shareholder Group Contact:
Roger Derse	Eric Berman
Chief Financial Officer	Kekst and Company
602-437-1520	212-521-4894
rderse@wedc.com

Matthew Sherman / Jeremy Jacobs
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449